Exhibit 99.1

EDITORIAL CONTACT:

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez

+1 408 345 8948

alicia_rodriguez@agilent.com

Agilent Technologies Reports Fourth Quarter 2009 Results

Highlights:

•                  GAAP net income of $25 million, or $0.07 per share

•                  Non-GAAP earnings of $111 million, or $0.32 per share(1)

•                  Positive operating cash flow of $208 million in quarter

•                  Revenue of $1.17 billion, down 21 percent from last year; orders of $1.27 billion, down 11 percent from one year ago

•                  Restructuring actions on track to achieve $525 million of annualized savings by mid-2010

SANTA CLARA, Calif., Nov. 13, 2009 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.17 billion for the fourth fiscal quarter ended Oct. 31, 2009, 21 percent below one year ago. Fourth quarter GAAP net income was $25 million, or $0.07 per diluted share. Last year’s fourth quarter GAAP net income was $231 million, or $0.64 per share.

During the fourth quarter, Agilent had restructuring and asset impairment charges of $60 million and $10 million of non-cash amortization. Excluding these items and $16 million of other net charges, Agilent reported fourth quarter adjusted net income of $111 million, or $0.32 per share. On a comparable basis, the company earned $223 million, or $0.62 per share, one year ago.

“Agilent had a relatively strong finish to an extraordinarily difficult year,” said Bill Sullivan, Agilent president and chief executive. “Fourth quarter revenues of $1.17 billion were off 21 percent from one year ago but were above our expectations, and up 10 percent from the third quarter.  Fourth quarter orders of $1.27 billion were off only 11 percent from last year and up 19 percent sequentially.”

“Non-GAAP earnings of $0.32 per share were well above our expectations, demonstrating the leverage we’re seeing from small improvements in volume.  Our restructuring actions to lower Agilent’s revenue breakeven by over half a billion dollars contributed meaningfully to this quarter’s results.”

Electronic Measurement revenues were down 29 percent, with some signs of a turnaround in general products but continued weakness in communications products. Orders were down a less severe 18 percent from one year ago and were up a stronger than seasonal 18 percent from Q3. Bio-analytical segment revenues were 9 percent below last year, with applied markets down 10 percent and life science off 7 percent. Bio-analytical segment orders were off only 1 percent from last year and were up 20 percent sequentially.

Fourth quarter Return On Invested Capital(2) fell to 18 percent compared with 31 percent one year ago because of lower earnings. Inventory Days On Hand were off only six days from last year’s record lows, while Receivables Days Sales Outstanding improved by one day to a new fourth quarter low.  The company generated $208 million of cash from operations during the fourth quarter.  It also raised $750 million in three- and six-year notes, and ended the quarter with net cash of $1,215 million.

Looking ahead, Sullivan said, “While it seems clear that we are past the worst of the global downturn, the pace of recovery is expected to be slow and to vary considerably by market and geography.  Our restructuring actions to achieve $525 million of annualized savings by mid-2010 are on track and, in recognition of the progress we are making, we have restored full pay around the world effective Nov. 1.

“We expect our fiscal first quarter revenues to be roughly flat with one year ago, while our Non-GAAP earnings(3) are expected to be in the range of $0.28 - $0.32, improved by $0.08 - $0.12 per share compared to last year.”

During the quarter, Agilent continued to work with U.S. and EU regulatory authorities on its proposed acquisition of Varian, Inc. for $1.5 billion. At this point, closing is anticipated early in calendar 2010.

Segment Results

Bio-Analytical Measurement

($ millions except where noted)

	Q4:F09	Q3:F09	Q4:F08
Orders	590	493	596
Revenues	544	496	594
Gross Margin, %	55%	53%	56%
Income from Operations	109	91	136
Segment Assets	1,482	1,449	1,505
Return On Invested Capital(2), %	31%	25%	36%

Bio-analytical segment orders of $590 million were down only 1 percent from one year earlier, and were up 20 percent sequentially from the third quarter.  Revenues of $544 million were off 9 percent from last year and up 10 percent sequentially. During the quarter, Chemical Analysis revenues were down 10 percent from last year, with continued strength in food markets and weakness in most other applied markets. Life Sciences revenues were off 7 percent from one year ago.

Geographically, weakness was most pronounced in the U.S. and Europe, which were off 12 percent and 11 percent, respectively, from one year ago. Asia was generally flat, with Japan up 2 percent and other Asia off 1 percent.  China revenues were flat versus last year but only because of an extraordinary surge in volumes last year related to food safety issues; fourth quarter orders in China were 30 percent above one year ago.

Life Sciences revenues of $256 million were down 7 percent in the fourth quarter from one year ago, with spending by Pharma and Biotech customers down 8 percent, and sales to the academic and government markets off 4 percent from one year ago. There were some signs of thawing in the worldwide Pharma market, and interest for the new 1290 Infinity LC introduced in July has exceeded expectations.

Chemical Analysis revenues of $288 million were down 10 percent from last year. Food safety remained robust, with revenues up 19 percent from one year ago.  Consumables and services were stable compared with one year ago, while weakness remained widespread in other applied markets. From a platform perspective, demand remained weak for GCs and relatively strong for high-end LC/MS systems.

Fourth quarter segment income from operations of $109 million was $27 million below last year’s results on a $50 million decline in revenues. Gross margins were off 1 point from last year, while operating margins, at 20 percent, were down 3 points from the prior year’s record performance. Segment Return On Invested Capital(2) declined 5 points to 31 percent.

Electronic Measurement

($ millions except where noted)

	Q4:F09	Q3:F09	Q4:F08
Orders	641	542	785
Revenues	582	524	815
Gross Margin, %	57%	54%	59%
Income from Operations	41	(1)	136
Segment Assets	1,729	1,722	2,014
Return On Invested Capital(2), %	12%	0%	35%

Fourth quarter Electronic Measurement orders of $641 million were 18 percent below last year and were up a more than seasonal 18 percent sequentially from Q3. Reflecting earlier orders weakness, revenues of $582 million were 29 percent below one year ago.   General Purpose markets showed clear signs of bottoming while Communications remained very weak.  Geographically, Europe declined 31 percent, Japan was off 38 percent, other Asia dropped 24 percent and the Americas were 28 percent below last year.

General Purpose revenues of $373 million were down 17 percent from last year but were up 15 percent from Q3. Aerospace / defense held up best, unchanged compared to one year ago. Other general purpose markets were off 27 percent from last year due to continued weakness in electronics manufacturing and computer / semiconductor markets. Communications revenues of $209 million were down 43 percent from one year ago, with only investments in LTE, network monitoring, and China 3G infrastructure showing signs of stabilization.

Fourth quarter segment profit of $41 million was $95 million below last year on a $233 million decline in revenues – an impressive 41 percent decremental resulting from rapid actions to reduce structural costs in this severe downturn. Gross margins fell by less than 2 points from last year due to lower volume, while operating expenses were $50 million below last year. Operating margins fell 10 points to 7 percent. Segment ROIC(2) fell 22 points to 12 percent, driven by lower profitability and despite $209 million lower invested capital.

Semiconductor & Board Test

($ millions except where noted)

	Q4:F09	Q3:F09	Q4:F08
Orders	43	36	57
Revenues	41	37	72
Gross Margin, %	46%	33%	46%
Income from Operations	(1)	(10)	0
Segment Assets	355	366	387
Return On Invested Capital(2), %	(1)%	(9)%	2%

Results in the severely depressed Semiconductor & Board Test segment improved for the second consecutive quarter.  Fourth quarter orders of $43 million remain 25 percent below one year ago but were 22 percent ahead of Q3 and nearly double the pace 6 months ago.  Revenues of $41 million were off 43 percent from one year ago but up 10 percent from the third quarter.

Fourth quarter segment loss from operations of $1 million represents a deterioration of $1 million from last year’s results on a $31 million decline in revenues. At this point, the segment has completed its restructuring program and exceeded the original cost reduction goals.  Compared to last year, gross margins were unchanged despite the severe drop in volume, while operating expenses declined by $12 million from last year. Segment ROIC(2) fell three points to (1) percent.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 17,000 employees serve customers in more than 110 countries. Agilent had net revenues of $4.5 billion in fiscal 2009. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its fourth quarter FY2009 financial results on a conference call with investors beginning today at 5:30 a.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2009 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 8:30 a.m. (Pacific) today through Nov. 20, 2009. The replay number is +1 888 286-8010; international callers may dial +1 617 801-6888. The passcode is 96035796.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services; revenue and non-GAAP earnings guidance for the first quarter of fiscal 2010; the planned acquisition of Varian, Inc. and our planned restructuring activities, including our current estimates of the scope, timing and cost of those activities. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, the receipt and timing of regulatory approvals for the Varian acquisition, satisfaction of closing conditions precedent to the consummation of the Varian acquisition, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products and technologies, the risk of additional costs and delays associated with compliance with U.S. and international labor and other laws associated with our planned restructuring activities, the risk that a further decline in general economic conditions and the global credit and equity markets will require changes to the planned restructuring, and the risk that we are not able to realize the savings expected from the restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2009. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income and adjusted net income per share are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash intangibles amortization as well as disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3)Adjusted net income per share as projected for Q110 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges and non-cash intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $10 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2009	2008	Inc/(Dec)

Orders	$1,274	$1,438	(11)%

Net revenue	$1,167	$1,481	(21)%

Costs and expenses:
Cost of products and services	533	651	(18)%
Research and development	150	170	(12)%
Selling, general and administrative	413	408	1%
Total costs and expenses	1,096	1,229	(11)%

Income from operations	71	252	(72)%

Interest income	4	24	(83)%
Interest expense	(21)	(33)	(36)%
Other income (expense), net	25	14	79%

Income before taxes	79	257	(69)%

Provision for taxes	54	26	108%

Net income	$25	$231	(89)%

Net income per share:
Basic	$0.07	$0.65
Diluted	$0.07	$0.64

Weighted average shares used in computing net income per share:
Basic	346	355
Diluted	350	362

The preliminary income statement is estimated based on our current information.

1

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Twelve Months Ended
	October 31,		Percent
	2009	2008	Inc/(Dec)

Orders	$4,486	$5,750	(22)%

Net revenue	$4,481	$5,774	(22)%

Costs and expenses:
Cost of products and services	2,189	2,578	(15)%
Research and development	642	704	(9)%
Selling, general and administrative	1,603	1,697	(6)%
Total costs and expenses	4,434	4,979	(11)%

Income from operations	47	795	(94)%

Interest income	29	113	(74)%
Interest expense	(88)	(123)	(28)%
Other income (expense), net	19	30	(37)%

Income before taxes	7	815	(99)%

Provision for taxes	38	122	(69)%

Net income (loss)	$(31)	$693	(104)%

Net income (loss) per share:
Basic	$(0.09)	$1.91
Diluted	$(0.09)	$1.87

Weighted average shares used in computing net income (loss) per share:
Basic	346	363
Diluted	346	371

The preliminary income statement is estimated based on our current information.

2

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	October 31,	October 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$2,479	$1,405
Short-term investments	14	24
Accounts receivable, net	595	770
Inventory	552	646
Other current assets	321	337
Total current assets	3,961	3,182

Property, plant and equipment, net	845	824
Goodwill	655	646
Other intangible assets, net	167	228
Restricted cash and cash equivalents	1,566	1,582
Long-term investments	163	206
Other assets	255	339
Total assets	$7,612	$7,007

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$307	$308
Employee compensation and benefits	336	409
Deferred revenue	285	280
Income and other taxes payable	26	128
Other accrued liabilities	169	205
Total current liabilities	1,123	1,330

Long-term debt	1,516	1,514
Senior notes	1,388	611
Retirement and post-retirement benefits	498	324
Other long-term liabilities	581	669
Total liabilities	5,106	4,448

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 566 million shares at October 31, 2009 and 561 million shares at October 31, 2008 issued	6	6
Treasury stock at cost; 220 million shares at October 31, 2009 and 211 million shares at October 31, 2008	(7,627)	(7,470)
Additional paid-in capital	7,552	7,410
Retained earnings	2,760	2,791
Accumulated other comprehensive loss	(185)	(178)
Total stockholders’ equity	2,506	2,559
Total liabilities and stockholders’ equity	$7,612	$7,007

The preliminary balance sheet is estimated based on our current information.

3

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Three Months	Twelve Months
	Ended	Ended
	October 31,	October 31,
	2009	2009
Cash flows from operating activities:
Net income (loss)	$25	$(31)

Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	39	162
Share-based compensation	15	71
Deferred taxes	16	30
Excess and obsolete and inventory-related charges	6	55
Asset impairment charges	2	39
Net pension curtailment gains	(3)	(16)
Net gain on sale of assets and divestitures	(29)	(6)
Allowance for doubtful accounts	—	4
Other	—	(2)
Changes in assets and liabilities:
Accounts receivable	(50)	193
Inventory	10	47
Accounts payable	56	(7)
Employee compensation and benefits	54	(86)
Income taxes and other taxes payable	(5)	(106)
Interest rate swap proceeds	—	43
Other assets and liabilities	72	13
Net cash provided by operating activities (a)	208	403

Cash flows from investing activities:
Investments in property, plant and equipment	(30)	(128)
Purchase of investments	—	(30)
Proceeds from sale of investments	13	94
Proceeds from divestatures, net	44	45
Change in restricted cash and cash equivalents	1	15
Purchase of minority interest	(10)	(10)
Other, net	1	(1)
Net cash provided by (used in) investing activities	19	(15)

Cash flows from financing activities:
Net issuance of common stock under employee stock plans	23	76
Issuance of 4.5% Senior Notes	250	250
Issuance of 5.5% Senior Notes	498	498
Issuance cost of Senior Notes	(4)	(4)
Proceeds from revolving credit facility	—	325
Repayment of revolving credit facility	—	(325)
Treasury stock repurchases	—	(157)
Net cash provided by financing activities	767	663

Effect of exchange rate movements	6	23

Net increase (decrease) in cash and cash equivalents	1,000	1,074

Cash and cash equivalents at beginning of period	1,479	1,405

Cash and cash equivalents at end of period	$2,479	$2,479

(a) Cash payments included in operating activities:
Restructuring payments	55	164
Income tax payments	12	112

The preliminary cash flow is estimated based on our current information.

4

AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Twelve Months Ended
	October 31,				October 31,
	2009	Diluted EPS	2008	Diluted EPS	2009	Diluted EPS	2008	Diluted EPS

Net income (loss) per GAAP	$25	$0.07	$231	$0.64	$(31)	$(0.09)	$693	$1.87
Non-GAAP adjustments:
Restructuring and other related costs	50	0.14	5	0.01	247	0.71	27	0.07
Asset impairments	10	0.03	—	—	44	0.13	1	0.01
Acceleration of share-based compensation related to workforce reduction	1	—	—	—	5	0.01	—	—
Business disposals	(31)	(0.09)	—	—	(8)	(0.02)	—	—
Excess software amortization	—	—	—	—	—	—	3	0.01
Intangible amortization	10	0.03	13	0.04	45	0.13	53	0.14
Pension curtailment	(3)	(0.01)	—	—	(16)	(0.05)	—	—
Net translation gain on liquidation of a subsidiary	—	—	—	—	—	—	(11)	(0.03)
Acceleration of debt issuance costs	—	—	—	—	—	—	13	0.04
In process R&D	—	—	—	—	—	—	2	0.01
Litigation settlement	13	0.04	—	—	13	0.04
Patent litigation judgement	—	—	—	—	(6)	(0.02)	—	—
Other	11	0.03	3	0.01	23	0.07	8	0.02
Adjustment for taxes	25	0.08	(29)	(0.08)	(36)	(0.11)	(60)	(0.18)
Adjusted net income	$111	$0.32	$223	$0.62	$280	$0.80	$729	$1.96

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and diluted EPS reconciliation is estimated based on our current information.

5

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

Preliminary

	BAM	EM	SBT	Agilent		BAM	EM	SBT	BAM	EM	SBT
	Q4’09	Q4’09	Q4’09	Q4’09		Q4’08	Q4’08	Q4’08	Q3’09	Q3’09	Q3’09
Numerator:
Adjusted income(loss) from operations	$109	$41	$(1)	$150		$136	$136	$—	$91	$(1)	$(10)
Less:
Taxes and Other (income)/expense	20	3	—	26		30	11	(1)	18	(1)	(3)

Segment return	89	38	(1)	124	(a)	106	125	1	73	—	(7)

Segment return annualized	$356	$152	$(4)	$496		$424	$500	$5	$292	$—	$(28)

Denominator:
Segment assets (b)	$1,482	$1,729	$355	$3,566		$1,505	$2,014	$387	$1,449	$1,722	$366
Less:
Net current liabilities (c)	344	532	46	927		323	608	66	295	482	36
Invested capital	$1,138	$1,197	$309	$2,639		$1,182	$1,406	$321	$1,154	$1,240	$330

Average invested capital	$1,146	$1,219	$320	$2,683		$1,184	$1,439	$328	$1,190	$1,285	$327

ROIC	31%	12%	-1%	18%		36%	35%	2%	25%	0%	-9%

Historical amounts are reclassified to conform with current period presentation

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)

Agilent return is equal to adjusted net income from operations of $111 million plus net interest expense after tax of $13 million. Please see “Adjusted Net Income and Diluted EPS Reconciliations” for a reconciliation of adjusted net income from operations to GAAP income(loss) from operations.

(b)	Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.
(c)	Includes accounts payable, employee compensation and benefits, deferred revenue, other accrued liabilities and allocated corporate liabilities.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

6